SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                 APRIL 15, 2000
                       ----------------------------------
                Date of Report (Date of earliest event reported)



                            MEDCOM USA, INCORPORATED
                        ------------------------------
             (Exact name of registrant as specified in its charter)




         DELAWARE                      0-25474                65-0287558
----------------------------    ----------------------  ----------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                  Identification Number)



         18001 COWAN, SUITES C & D
             IRVINE, CALIFORNIA                                  92614
         -------------------------                              --------
  (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (949) 261-6665

                                 Not Applicable
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)       Financial Statements of Business Acquired.

        The following financial statements of the business acquired are filed herewith, commencing on page F-1:

        Financial Statements of DCB Actuaries and Consultants, s.r.o. as of December 31, 1999 (audited) and March 31, 2000 (unaudited) and for the year ended December 31, 1999 (audited) and for the three months ended March 31, 2000 and 1999 (unaudited), and for the nine months and year ended March 31, 2000 and June 30, 1999 (unaudited), respectively.

        Independent Auditors Report.

        Balance Sheets as of December 31, 1999 (audited) and March 31, 2000 (unaudited).

        Statements of Operations for the year ended December 31, 1999 (audited) and for the three months ended March 31, 2000 and 1999 (unaudited).

        Statements of Stockholders' Equity for the year ended December 31,1999 (audited) and for the three months ended March 31, 2000 and 1999 (unaudited).

        Statements of Cash Flows for the year ended December 31, 1999 (audited) and for the three months ended March 31, 2000 and 1999 (unaudited).

        Notes to Financial Statements.

        Statements of operations for the nine months ended March 31, 2000 and year ended June 30, 1999 (unaudited).

        (b) Pro Forma Financial Information.

        Foreign currency translation:

        Balance Sheet of DCB Actuaries and Consultants, s.r.o. as of March 31, 2000 (unaudited)

        Statements of operations of DCB Actuaries and Consultants, s.r.o. for the nine months ended March 31, 1999 (unaudited) and the year ended June 30, 1999 (unaudited)

        The following pro forma financial statements of the registrant are filed herewith, commencing on page F-19:

        Unaudited Pro Forma Combined Financial Statements Introduction.

         Unaudited Pro Forma Combined Balance Sheet as of March 31, 2000.

         Unaudited Pro Forma Combined Statement of Operations for the nine months ended March 31, 2000.

         Unaudited Pro Forma Combined Statement of Operations for the year ended June 30, 1999.

         Notes to Unaudited Pro Forma Combined Financial Statements.

(c)      Exhibits

2.1 Shareholder Agreement dated March 31, 2000 between Medcom USA, Inc. and Vladimir Havlena (previously filed).

2.2 Shareholder Agreement dated March 31, 2000 between Medcom USA, Inc. and Vladimir Kanovsky (previously filed).

2.3 Shareholder Agreement dated March 31, 2000 between Medcom USA, Inc. and Petr Hamza (previously filed).

2.4 Shareholder Agreement dated March 31, 2000 between Medcom USA, Inc. and Martin Chvatal (previously filed).

2.5 Shareholder Agreement dated March 31, 2000 between Medcom USA, Inc. and Pavel Juranek (previously filed).

2.6 Shareholder Agreement dated March 31, 2000 between Medcom USA, Inc. and Karel Barak (previously filed).

2.7 Supplement to Shareholder Agreement, dated April 13, 2000 between Medcom USA, Inc. and Vladimir Kanovsky (previously filed).

2.8 Supplement to Shareholder Agreement dated April 13, 2000, between Medcom USA, Inc. and Petr Hamza (previously filed).

2.9 Supplement to Shareholder Agreement, dated April 13, 2000, between Medcom USA, Inc. and Martin Chvatal (previously filed).

2.10 Supplement to Shareholder Agreement, dated April 13, 2000, between Medcom USA, Inc. and Pavel Juranek (previously filed).

2.11 Supplement to Shareholder Agreement, dated April 13, 2000, between Medcom USA, Inc. and Karel Barak (previously filed).

2.12 Shareholder Purchase Agreement dated as of April 15, 2000 by and among DCB Actuaries and Consultants, SRO, David Robinson, Vladimir Havlena and Medcom USA, Inc. (previously filed).

2.13 Technology Purchase Agreement, dated as of April 15, 2000 by and between DSM, LLC and Medcom USA, Inc. (previously filed).

4.1.1 Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof, relating to Series D Cumulative Convertible Preferred Stock (previously filed).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MEDCOM USA, INC.

Dated:  June 28, 2000                                By: /s/ Mark Bennett
                                                         ----------------
                                                         Mark Bennett, President
                                                         and Chief Executive
                                                         Officer

                    (a) DCB ACTUARIES AND CONSULTANTS, s.r.o.

                          INDEX TO FINANCIAL STATEMENTS

                                                                      Page

Independent Auditors' Report                                           F-2

Financial Statements:

   Balance Sheet                                                       F-3

   Statements of Operations                                            F-4

   Statements of Stockholders' Deficit                                 F-5

   Statements of Cash Flows                                            F-6

   Notes to the Financial Statements                                   F-7

                          INDEPENDENT AUDITORS' REPORT

Shareholders

DCB Actuaries and Consultants s.r.o.
Brno


We have audited the accompanying balance sheet of DCB Actuaries and Consultants s.r.o. as of December 31, 1999 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DCB Actuaries and Consultants s.r.o. as of December 31, 1999 and the results of their operations and cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Prague, Czech Republic

June 21, 2000

                      DCB Actuaries and Consultants s.r.o.

                                  BALANCE SHEET
                         (in thousands of Czech crowns)


                                                               December 31,   March 31,
                                                                   1999          2000
                                                                  -------      -------
                                                                             (unaudited)
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .................................       2,718        4,656
  Accounts receivables, less allowance ......................       8,755        7,817
  Inventories ...............................................       2,422        2,468
  Prepaid expenses ..........................................         616        1,984
                                                                  -------      -------
  Total current assets ......................................      14,511       16,925
                                                                  -------      -------

PROPERTY, PLANT AND EQUIPMENT, NET ..........................      13,544       10,690
                                                                  -------      -------

OTHER ASSETS

  Licensing rights, net .....................................      29,180       27,319
  Other .....................................................          50           50
                                                                  -------      -------
  Total other assets ........................................      29,230       27,369
                                                                  -------      -------

TOTAL ASSETS ................................................      57,285       54,984
                                                                  =======      =======

                         LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES

  Accounts payable and accrued liabilities ..................       5,568        5,849
  Dividends payable .........................................         897            0
  Loans .....................................................           0        2,328
                                                                  -------      -------
  Total Current Liabilities .................................       6,465        8,177

DEFERRED REVENUE ............................................      63,763       62,341
                                                                  -------      -------

TOTAL LIABILITIES ...........................................      70,228       70,518
                                                                  -------      -------

STOCKHOLDERS' DEFICIT

  Registered Capital ........................................       1,000        1,000
  Accumulated deficit .......................................     (13,943)     (16,534)
                                                                  -------      -------
  Total stockholders' deficit ...............................     (12,943)     (15,534)
                                                                  -------      -------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT..................      57,285       54,984
                                                                  =======      =======

                     See notes to the financial statements.

                      DCB Actuaries and Consultants s.r.o.

                            STATEMENTS OF OPERATIONS
                         (in thousands of Czech crowns)



                                                    Three Months Ended
                                    Year Ended      -------------------
                                    December 31,   March 31,    March 31,
                                       1999          2000         2000
                                      -------       ------       ------
                                                  (unaudited)  (unaudited)

REVENUE .........................      43,962       11,719       13,190

COST OF SERVICES ................      19,478        3,952        6,562
                                      -------       ------       ------

GROSS PROFIT ....................      24,484        7,767        6,628

OPERATING EXPENSES

    General and administrative ..      20,598        4,160        4,790
    Depreciation and amortization      17,233        4,905        3,862
    Research and development ....       3,471        1,253            0
                                      -------       ------       ------
    Total expenses ..............      41,302       10,318        8,652
                                      -------       ------       ------

    OPERATING LOSS ..............     (16,818)      (2,551)      (2,024)

    OTHER INCOME (EXPENSE)

    Interest expense ............           0            0            0
    Interest income .............         381            9          146
    Other income (expenses) .....       1,635          (49)         671
                                      -------       ------       ------
    Total other income (expense)        2,016          (40)         817
                                      -------       ------       ------

    NET LOSS ....................     (14,802)      (2,591)      (1,207)
                                      =======       ======       ======





                     See notes to the financial statements.

                      DCB Actuaries and Consultants s.r.o.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                         (in thousands of Czech crowns)


                                                Retained
                                   Registered   Earnings
                                     Capital    (Deficit)     Total
                                      ------     -------      -------

BALANCE AT JANUARY 1, 1999 .....       1,000       2,234        3,234
    Net loss ...................           0     (14,802)     (14,802)
    Dividends ..................           0      (1,375)      (1,375)
                                      ------     -------      -------
BALANCE AT DECEMBER 31, 1999 ...       1,000     (13,943)     (12,943)
                                      ======     =======      =======
    Net loss (unaudited) .......           0      (2,591)      (2,591)

BALANCE AT MARCH 31, 2000
 (UNAUDITED) ...................       1,000     (16,534)     (15,534)
                                      ======     =======      =======

BALANCE AT JANUARY 1, 1999
 (UNAUDITED) ...................       1,000       2,234        3,234
    Net loss (unaudited) .......           0      (1,207)      (1,027)
                                      ------     -------      -------
BALANCE AT MARCH 31, 1999
 (UNAUDITED) ...................       1,000       1,027        2,027
                                      ======     =======      =======



                     See notes to the financial statements.

                      DCB Actuaries and Consultants s.r.o.

                            STATEMENTS OF CASH FLOWS

                         (in thousands of Czech crowns)



                                                                      Three Months Ended
                                                                           March 31,
                                                      December 31,   --------------------
                                                          1999         2000        1999
                                                        -------      -------     --------
                                                                    (unaudited)  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..........................................     (14,802)      (2,591)      (1,207)
Adjustments to reconcile net loss to net cash
 used in operating activities
Depreciation and amortization .....................      17,233        4,905        3,862
Changes in assets and liabilities
  Accounts and other receivables ..................        (300)         938        4,590
  Inventories .....................................       1,803          (46)         182
  Prepaid expenses ................................        (553)      (1,368)      (1,090)
  Accounts payable ................................     (10,758)         281      (10,254)
  Deferred revenue ................................      (7,231)      (1,422)      (2,033)
                                                        -------      -------     --------
Net cash (used in) provided by operating
 activities .......................................     (14,608)         697       (5,950)
                                                        -------      -------     --------

CASH FLOWS FROM INVESTING ACTIVITIES

   Capital expenditures ...........................      (1,301)        (190)        (174)
                                                        -------      -------     --------
Net cash  (used in) investing activities ..........      (1,301)        (190)        (174)
                                                        -------      -------     --------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from loans ............................           0        2,328            0
   Payments of dividends ..........................        (316)        (897)           0
                                                        -------      -------     --------
Net cash (used in) provided by financing
 activities .......................................       (316)       1,431            0
                                                        -------      -------     --------

                NET (DECREASE) INCREASE IN CASH ...     (16,225)       1,938       (6,124)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..      18,943        2,718       18,944
                                                        -------      -------     --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ........       2,718        4,656       12,820
                                                        =======      =======     ========

                 See notes to consolidated financial statements

                      DCB Actuaries and Consultants s.r.o.

                          NOTES TO FINANCIAL STATEMENTS

      (amounts in thousands of Czech crowns except share and percent data)


1 ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

DCB Actuaries and Consultants s.r.o. (the "Company") was formed in 1991 under the name Democentrum Brno as a Czech entity. The Company is located in Brno, Czech Republic.

DCB focuses on development and implementation of specialised transactional information systems, workflow and document management systems and high-end decision support systems with data warehousing especially in the insurance and health insurance sectors.

The Company is a member of an international network of actuarial consulting firms Woodrow Milliman.

        The ownership structure as at 31 December 1999 is described in the following table:

     Name                  Title                                  Shares          %
----------------        --------------------                    ----------    ---------

 J. D. Robinson         President                                   330            33
 V. Havlena             Managing director                           150            15
 P. Ham_a               Technical director                          130            13
 V. Kaoovsky            Finance manager                             120            12
 K. Barak               Manager of HW group                          90             9
 M. Chvatal             Software team manager                        90             9
 P. Juranek             Senior insurance mathematician               90             9
                                                                 ------          ----

    Total                                                         1,000           100
                                                                 ======          ====


On April 15, 2000 MEDCOM USA, Incorporated acquired all outstanding shares of the Company.

  Basis of preparation

The financial statements were prepared in accordance with generally accepted accounting principles of the United States of America.

  Unaudited interim balances

The unaudited financial statements included herein have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission and consequently do not include all of the disclosures normally required by generally accepted accounting principles. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto included herein. The unaudited financial information contained herein reflects all adjustments (consisting of only normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the results of operations for the three months period ended March 31, 1999 and March 31, 2000.

  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that such estimates have been based on reasonable assumptions and that such estimates are adequate, however, actual results could differ from those estimates.

  Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

  Inventories

Inventories consist primarily of office material, software and computer spare parts to sell, CD ROM and magnetic cassette software records and are recorded at the lower of cost or market determined by the weighted average.

  Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the related assets as follows:

                Class                                       Life in years
                -----                                       -------------

              Vehicles                                            5
              Furniture, fixtures and other                       7
              Machinery and equipment                             3
              Software                                            3

Expenditures for maintenance and repairs are charged to expense as incurred.

  Licensing Rights

Licensing rights are amortized over an expected useful life of 5 years.

  Revenue Recognition

Revenues from contracts for delivery of complex information systems are accounted for under the percentage of completion method. Under this method, revenue is recognized as work progresses in the proportion that costs incurred bear to estimated total costs. Revenue recognized is shown as Accounts receivable. Expected losses on contracts in progress are charged to operations currently.

Revenues from providing technical support and maintenance services are recognized upon delivery of the service or over the contract period.

Revenues from sales of goods are recognized upon delivery.

  Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, receivables, accounts payable, and accrued expenses approximates fair value at December 31, 1999 because of the relatively short maturity of these instruments.

  Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Research and Development

Research and development costs consist primarily of costs related to the conceptual formation, design, tooling and development of prototypes and are expensed as incurred.

  Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and receivables. The Company places its cash investments with high credit quality financial institutions and, by policy limits the amount of credit exposure to any one institution. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk.

  Segment disclosure

The company operates within one segment.

2 CONTINUED OPERATIONS

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. During the year ended December 31, 1999, the Company suffered loss from operations in excess of 15,000 resulting in an accumulated deficit of approximately 12,900. The loss was caused partially by increased depreciation expense related to purchase of licensing rights (Note 7) and software (Note 6). The purchase related to the contract described in Note 10.


Medcom Incorporated, the new shareholder of the Company (Note 1), provided the Company with financial support in the form of short-term loans totaling to 6,984 through June 21, 2000, (2,328 as of March 31, 2000, unaudited). As stated in the acquisition contract, it is the new owner's intent to provide funding to the Company for further development of its activities and ensure that the Company will be able to meet its obligations in normal course.

In cooperation with the new shareholder the Company's management plans to expand its activities in the health care sector especially abroad (USA, UK) and believes that these activities will significantly improve the Company's future financial performance.


3 CASH AND CASH EQUIVALENTS

                      December 31, March 31,
                         1999       2000
                        -------    ------
                                 (unaudited)
Cash in hand ........        56        85
Current bank accounts       763     2,135
Term deposits .......     1,899     2,436
                        -------    ------
Total ...............     2,718     4,656
                        =======    ======

Included in the above cash amounts, the equivalent of 1,840 crowns are maintained in US dollar bank account as of December 31, 1999 (2,377 at March 31, 2000, unaudited).

4 ACCOUNTS RECEIVABLES

                                                    December 31,  March 31,
                                                        1999        2000
                                                       ------      ------
                                                                 (unaudited)

Trade receivables ................................      4,721       2,850
Costs and estimated earnings in excess of billings
 on uncompleted contracts ........................      3,007       3,948

Receivables from employees .......................        309         300
Refundable income tax ............................        722         723
Allowance for doubtful accounts ..................         (4)         (4)
                                                       ------      ------
Total ............................................      8,755       7,817
                                                       ======      ======

5 INVENTORIES

Inventories consist mainly of merchandise.

6 PROPERTY, PLANT AND EQUIPMENT

Property and equipment consist of the following:

                                                    December 31,       March 31,
                                                        1999            2000
                                                      --------         -------
                                                                     (unaudited)

  Property and equipment
       Vehicles                                          3,047           3,047
       Furniture, fixtures and other                       281              83
       Machinery and equipment                           7,902           7,567
       Software                                         22,585          22,585
       Accumulated depreciation and amortization       (20,271)        (22,592)
                                                      --------         -------
       Net                                              13,544          10,690
                                                      ========         =======



In 1998, the Company developed in-house and capitalized the cost of data warehouse software totaling 20,000, which is used in conjunction with the licensed proprietary methodology described in Note 7.

7 LICENSING RIGHTS
                                      December 31,   March 31,
                                        1999          2000
                                       -------       ------
                                                   (unaudited)

Gross ............................      37,225       37,225
Accumulated Amortization .........      (8,045)      (9,906)
                                       -------       ------
                               Net      29,180       27,319
                                       =======       ======

In 1998, the company purchased license rights to a proprietary data warehouse methodology. The licensed methodology, combined with the data warehousing software described in Note 6, enable the Company to secure contracts to provide services such as those described in Note 10.

8 INCOME TAXES

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

The principal temporary differences that will result in deferred tax assets and liabilities are depreciation for financial reporting purposes in excess of depreciation for tax purposes and revenues recognized under the percentage of completion method for financial reporting purposes and at invoiced for tax purposes. The effect of the differences outlined above and the benefit of the Company's net operating loss carryforward generated a long-term deferred tax asset that totals approximately 5 700 and has been reduced 100% by a valuation allowance because of a lack of profitable operating history. Accordingly, there is no net deferred tax asset reflected in the accompanying financial statements. The Company will continue to assess the valuation allowance and to the extent it is determined that it is more likely than not that the tax benefits will be realized, the tax benefit of the remaining net deferred assets will be recognized at that time.

The differences between the income tax rate per Czech tax law and the effective income tax rate as reflected in the accompanying statements of operations are:

                                                    Year Ended
                                                    December 31,
                                                       1999
                                                      ------
Statutory income tax rate (benefit)                       31%
Valuation allowance for net operating loss                31%

Effective tax rate (benefit)                              --%


9 ACCOUNTS PAYABLE AND ACCRUED LIABILITIES


                                     December 31,    March 31,
                                         1999          2000
                                       -------       -------
                                                   (unaudited)

Trade payables .....................     2,727        3,735
Accrued payroll ....................     1,450        1,155
Social and health insurance payables       936          687
Withholding tax payable ............       334          199
VAT and other taxes payable ........       121           73
                                        ------       ------
Total ..............................     5,568        5,849
                                        ======       ======

10   DEFERRED REVENUE


In 1998 the Company entered into 10 year contract with an insurance company. Under the contract the Company is responsible for building, maintaining and updating a specialized data warehouse in the health care insurance sector of the Czech Republic and providing the insurance company with access to the data warehouse. The insurance company paid 78,000 in cash for services to be provided by the Company over the 10 year period beginning in the year 1998. Despite the fact that the project was stopped in 1999, the contract is still valid and the Company has fulfilled all conditions defined by the contract. The project may be re-launched any time during the 10 year period. The Company recorded the cash payment received as deferred revenue, and is amortizing it to revenue over 10 years on a straight line basis. Except for ongoing maintenance of the system the Company does not expect to incur significant additional costs related to the contract.

Deferred revenue related to the above described contract:


                     December 31,       March 31,
                        1999             2000
                      --------         -------
                                      (unaudited)

Opening balance ...     70,615          62,769
Charged to revenues      7,846           1,962
                      --------         -------
Closing balance ...     62,769          60,807
                      ========         =======


11 REVENUES


                                                             Three Months Ended
                                                                   March 31,
                                             December 31,    --------------------
                                                1999          2000          1999
                                              ---------      -------      -------
                                                            (unaudited) (unaudited)

Revenues under the contract described in 10       7,846        1,962        1,962
Revenues from services and products .......      29,530        9,377        6,267
Revenues from sales of goods ..............       6,586          380        4,961
                                              ---------      -------      -------
Total .....................................      43,962       11,719       13,190
                                              =========      =======      =======
        Sales of goods:

Revenues from sales of goods ..............       6,586          380        4,961
Costs of goods sold (part of the Costs
 of services) .............................      (4,569)        (295)      (2,413)
                                              ---------      -------      -------
Gross margin ..............................       2,017           85        2,548
                                              =========      =======      =======

All the revenue in the year ended December 31, 1999 except 5,093 (5,060 in the three months ended March 31, 2000, unaudited) was generated in the Czech
Republic.

12 COMMITMENTS AND CONTINGENCIES

   Operating Leases

The Company leases administrative offices under operating lease in Brno. Current contract is signed for indefinite period of time with three months notice for cancellation. Rent expense totaled 2,974 in 1999.

  Litigation

The Company contracted to develop an information system for a customer. The system was delivered and is in use by the customer. However, the customer paid only 2,787 of total contract price of 5,150 (excluding VAT, contracted by two contracts - 250 for the project and 4,900 for the information system). The Company canceled the contract for the information system because the customer refused to accept and pay for the system even though the system was physically installed and delivered to the customer. The customer filed a legal claim in the amount of 2,787 for refund of its payments made under the contracts, which claim has been appealed by the Company. Legal proceedings will be instituted in this matter but have not as yet begun. The court issued on January 24, 2000 a payment order that the Company should pay the amount back. The Company has appealed against the payment order, which cancels the payment order and the court has to institute legal proceedings. As of the date of the financial statements, the legal proceedings were not instituted yet. Management believes that the final resolution of this matter will not result in a materially adverse impact on the Company's financial position and results of operations, and accordingly, no adjustment has been recorded related to this issue.

13  SUBSEQUENT EVENT

On April 15, 2000 Medcom USA, Incorporated ("Medcom") acquired all outstanding shares of the Company. Through June 21, 2000, Medcom has provided the Company with financial support in the form of short-term loans totaling to 6,984, (2,328 as of March 31, 2000, unaudited).

                     DCB ACTUARIES AND CONSULTANTS, s.r.o.

Statements of Operations for the Nine Months Ended March 31, 2000 and year Ended
                           June 30, 1999 (unaudited)
                         (In Thousands of Czech Crowns)


                                   Nine Months    Year
                                     Ended        Ended
                                    March 31,     June
                                      2000        1999
                                    -------      -------
                                  (unaudited)   (unaudited)

REVENUE .......................      28,109       43,962

COST OF SERVICES ..............      12,965       19,478
                                    -------      -------

GROSS PROFIT ..................      15,144       24,484
                                    -------      -------

OPERATING EXPENSES

  General and administrative ..      13,809       20,598
  Depreciation and amortization      13,517       17,233
  Selling and marketing .......       4,724        3,471
                                    -------      -------
     Total expenses ...........      32,050       41,302
                                    -------      -------

OPERATING RESULT ..............     (16,906)     (16,818)
                                    =======      =======

OTHER INCOME (EXPENSE)
  Interest income .............         108          381
  Other income (expense) ......         880        1,635
                                    -------      -------
  Other income (expense total)          988        2,016
                                    -------      -------

NET RESULT ....................     (15,918)     (14,802)
                                    =======      =======

            (b) UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF

                                  INTRODUCTION

The following the unaudited pro forma combined balance sheet as of March 31, 2000 and the unaudited pro forma combined statements of operations for the nine month period ended March 31, 2000 and for the year ended June 30, 1999 give effect to the business combination of MedCom USA, Incorporated and DCB Actuaries and Consultants, s.r.o.. The transaction between MedCom USA, Incorporated and DCB Actuaries and Consultants, s.r.o. has been accounted for as a combination of companies under the purchase method of accounting. The unaudited pro forma balance sheet has been prepared as if the proposed transaction occurred on March 31, 2000. The unaudited pro forma statements of operations have been prepared as if the proposed transaction occurred on July 1, 1999. These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transactions become effective on the above-mentioned dates.

The unaudited pro forma combined financial statements do not include the acquisition of certain technology by MedCom USA from DSM, LLC.

The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with the separate historical financial statements and notes thereto of MedCom USA, Incorporated and DCB Actuaries and Consultants, s.r.o.

                          FOREIGN CURRENTY TRANSLATION
        Unaudited Balance Sheet of DCB Actuaries and Consultants, s.r.o.

                              As of March 31, 2000


                                     In Czech          in U.S.
                                       Crowns         Dollars**
                                    -----------      -----------
                                     (in 000's)
                                    (unaudited)         (unaudited)

                                     Assets

Current assets
  Cash ........................     $     4,656      $   123,633
  Accounts receivable .........           7,817          207,568
  Inventories .................           2,468           65,534
  Other current assets ........           1,984           52,681
                                    -----------      -----------
     Total current assets .....          16,925          449,416

Property, plant and equipment .          10,690          283,856

Other assets

  Licensing rights ............          27,319          725,412
  Other .......................              50            1,327
                                    -----------      -----------
     Total other assets .......          27,369          726,739
                                    -----------      -----------

Total assets ..................     $    54,984      $ 1,460,011
                                    ===========      ===========

                             Liabilities and Equity


Current liabilities
  Accounts payable ............     $     5,849      $   155,311
  Loans .......................           2,328           61,816
                                    -----------      -----------
     Total current liabilities            8,177          217,127

Non current liabilities .......          62,341        1,655,364
                                    -----------      -----------
     Total liabilities ........          70,518        1,872,491
                                    -----------      -----------

Stockholders' equity

  Registered capital ..........           1,000           26,553
  Accumulated deficit .........         (16,534)        (439,033)
                                    -----------      -----------
     Total stockholders' equity         (15,534)        (412,480)
                                    -----------      -----------

Total liabilities and equity ..     $    54,984      $ 1,460,011
                                    ===========      ===========

**  Converted to U.S.  Dollars  based on the March 31, 2000  conversion  rate of
    37.66 Czech crowns per U.S. dollar.

                          FOREIGN CURRENTY TRANSLATION

   Unaudited Statements of Operations of DCB Actuaries and Consultants, s.r.o.



                                    For the Nine Months Ended            For the Year Ended
                                         March 31, 2000                     June 30, 1999
                                  ----------------------------      ----------------------------
                                   In Czech           in U.S.        In Czech         In U.S.
                                    Crowns           Dollars**        Crowns          Dollars**
                                  -----------      -----------      -----------      -----------
                                  (unaudited)      (unaudited)       (unaudited)      (unaudited)

Revenues ....................     $    28,109      $   795,687      $    43,962      $ 1,354,858
Cost of sales ...............          12,965          367,003           19,478          600,289
                                  -----------      -----------      -----------      -----------
     Gross profit ...........          15,144          428,684           24,484          754,569

General and administrative ..          13,809          390,894           20,598          634,807
Depreciation ................          13,517          382,629           17,233          531,101
Research and development ....           4,724          133,723            3,471          106,972
                                  -----------      -----------      -----------      -----------
     Total expenses .........          32,050          907,246           41,302        1,272,880
                                  -----------      -----------      -----------      -----------

Operating loss ..............         (16,906)        (478,562)         (16,818)        (518,311)

Other income (expense) ......             988           27,968            2,016           62,130
                                  -----------      -----------      -----------      -----------

Loss before income taxes ....         (15,918)        (450,594)         (14,802)        (456,181)

Income taxes ................            --               --               --               --
                                  -----------      -----------      -----------      -----------

Net loss ....................         (15,918)        (450,594)         (14,802)        (456,181)

Preferred stock dividend ....            --               --               --               --
                                  -----------      -----------      -----------      -----------

Net loss applicable to common     $   (15,918)     $  (450,594)     $   (14,802)     $  (456,181)
                                  ===========      ===========      ===========      ===========

** Converted using the weighted average exchange rate for the nine months ended
   March 31, 2000 and the twelve months ended June 30, 1999 of 35.33 and 32.45 Czech crowns per U.S. dollar, respectively.

                   Unaudited Pro Forma Combined Balance Sheet
                              As of March 31, 2000

                                 (In US Dollars)




                   Assets

                                                                                          Pro Forma Adjustments
                                                                                        -------------------------
                                              MedCom(1)      DCB(3)          Total        Debit          Credit           Combined
                                             -----------   -----------    -----------   -----------   -----------       -----------

Current assets .........................     $ 5,885,839   $   449,416    $ 6,335,255   $      --     $ 1,604,611 5, 6  $ 4,730,644

Property and equipment, net ............       1,951,051       283,856      2,234,907          --            --           2,234,907

Other assets ...........................       3,231,329       726,739      3,958,068     2,498,128          --   5       6,456,196
                                             -----------   -----------    -----------   -----------   -----------       -----------

Total assets ...........................     $11,068,219   $ 1,460,011    $12,528,230   $ 2,498,128   $ 1,604,611       $13,421,747
                                             ===========   ===========    ===========   ===========   ===========       ===========

    Liabilities and Shareholders' equity


Total current liabilities ..............     $   818,916   $   217,127    $ 1,036,043   $    65,000   $      --    6    $   971,043

Non current liabilities ................         816,024     1,655,364      2,471,388          --            --           2,471,388
                                             -----------    -----------   -----------   -----------   -----------       -----------

Total liabilities ......................       1,634,940     1,872,491      3,507,431        65,000          --           3,442,431
                                             -----------    -----------   -----------   -----------   -----------       -----------

Shareholders' equity (deficit) .........       9,433,279      (412,480)     9,020,799          --         958,517  5      9,979,316
                                             -----------    -----------   -----------   -----------   -----------       -----------

Total liabilities and equity ...........     $11,068,219   $ 1,460,011    $12,528,230   $    65,000   $   958,517       $13,421,747
                                             ===========    ===========   ===========   ===========   ===========       ===========


              Unaudited Pro Forma Combined Statement of Operations
                    For the Nine Months Ended March 31, 2000

                                 (In US Dollars)




                                                                                          Pro Forma Adjustments
                                                                                       ---------------------------
                                           MedCom(1)       DCB (4)         Total          Debit           Credit          Combined
                                          -----------    -----------    -----------    -----------     -----------      -----------

Revenues .............................    $ 2,384,364    $   795,687    $ 3,180,051    $      --       $      --        $ 3,180,051
Cost of revenues .....................        962,980        367,003      1,329,983           --              --          1,329,983
                                          -----------    -----------    -----------    -----------     -----------      -----------
   Gross profit (loss) ...............      1,421,384        428,684      1,850,068           --              --          1,850,068
                                          -----------    -----------    -----------    -----------     -----------      -----------

Operating expenses
   General and admin .................      5,404,922        390,894      5,795,816           --              --          5,795,816
   Deprecation and amortization ......      1,009,158        382,629      1,391,787        187,360                   7    1,579,147
   Research & development ............           --          133,723        133,723           --              --            133,723
   Selling and marketing .............        534,428           --          534,428           --              --            534,428
                                          -----------    -----------    -----------    -----------     -----------       ----------
     Total operating expenses ........      6,948,508        907,246      7,855,754        187,360            --          8,043,114
                                          -----------    -----------    -----------    -----------     -----------       ----------

Income (loss) from operations ........     (5,527,124)      (478,562)    (6,005,686)      (187,360)           --         (6,193,046)
                                          -----------    -----------    -----------    -----------     -----------       ----------

Other income (expense) ...............         (6,275)        27,968         21,693           --              --             21,693

Income (loss) before taxes ...........     (5,533,399)      (450,594)    (5,983,993)      (187,360)           --         (6,171,353)
Income tax expense (benefit) .........         13,334           --           13,334           --              --             13,334
                                          -----------    -----------    -----------    -----------     -----------       ----------

Net income (loss) ....................     (5,546,733)      (450,594)    (5,997,327)      (187,360)           --         (6,184,687)
Preferred stock dividend .............        (56,424)          --          (56,424)       (85,500)                  8     (141,924)
                                          -----------    -----------    -----------    -----------     -----------       ----------

Net loss applicable to common
 stockholders ........................   $(5,603,157)   $  (450,594)    (6,053,751)   $  (272,860)    $      --         $(6,326,611)
                                          ===========    ===========    ===========    ===========     ===========       ==========

Basic and diluted earnings per share .    $     (0.25)                                                                  $     (0.28)
                                          ===========                                                                   ===========

Weighted average pro forma shares
 outstanding - basic and diluted .....     22,342,194                                                                    22,342,194
                                          ===========                                                                   ===========

              Unaudited Pro Forma Combined Statement of Operations
                        For the Year Ended June 30, 1999

                                 (In US Dollars)





                                                                                         Pro Forma Adjustments
                                                                                       --------------------------
                                           MedCom(2)        DCB(4)         Total         Debit           Credit        Combined
                                          -----------    -----------    -----------    -----------    -----------    -----------

Revenues .............................    $ 2,240,876    $ 1,354,858    $ 3,595,734    $      --      $      --      $ 3,595,734
Cost of revenues .....................        697,481        600,289      1,297,770           --             --        1,297,770
                                          -----------    -----------    -----------    -----------    -----------    -----------
   Gross profit (loss) ...............      1,543,395        754,569      2,297,964           --             --        2,297,964
                                          -----------    -----------    -----------    -----------    -----------    -----------

Operating expenses

   General and admin .................      6,101,305        634,807      6,736,112           --             --        6,736,112
   Depreciation and amortization .....      1,057,908        531,101      1,589,009        249,813           --    7   1,838,822
   Research & development ............           --          106,972        106,972           --             --          106,972
   Selling and marketing .............      1,164,761           --        1,164,761           --             --        1,164,761
                                          -----------    -----------    -----------    -----------    -----------    -----------
     Total operating expenses ........      8,323,974      1,272,880      9,596,854        249,813           --        9,846,667
                                          -----------    -----------    -----------    -----------    -----------    -----------

Income (loss) from operations ........     (6,780,579)      (518,311)    (7,298,890)      (249,813)          --       (7,548,703)
                                          -----------    -----------    -----------    -----------    -----------    -----------

Other income (expense) ...............       (308,381)        62,130       (246,251)          --             --         (246,251)

Income (loss) before taxes ...........     (7,088,960)      (456,181)    (7,545,141)      (249,813)          --       (7,794,954)
Income tax expense (benefit) .........           --             --             --             --             --             --
                                          -----------    -----------    -----------    -----------    -----------    -----------

Net income (loss) ....................     (7,088,960)      (456,181)    (7,545,141)      (249,813)          --       (7,794,954)
Preferred stock dividend .............        (58,025)          --          (58,025)      (114,000)          --    8    (172,025)
                                          -----------    -----------    -----------    -----------    -----------    -----------
     Net loss applicable to common
      shareholders ...................    $(7,146,985)   $  (456,181)   $(7,603,166)   $  (363,813)   $      --      $(7,966,979)
                                          ===========    ===========    ===========    ===========    ===========    ===========

Basic and diluted earnings per share .    $     (0.67)                                                               $     (0.75)
                                          ===========                                                                ===========

Weighted average pro forma shares
 outstanding - basic and diluted .....     10,602,609                                                                 10,602,609
                                          ===========                                                                ===========


           Notes to Unaudited Pro Forma Combined Financial Statements

The following notes and adjustments are related to the business combination between of MedCom USA, Inc. (MedCom) and DCB Actuaries and Consultants, s.r.o.
(DCB).

1. Reflects the March 31, 2000 unaudited balance sheet and statement of operations for the nine months ended March 31, 2000 of MedCom as filed in a Quarterly Report on Form 10-QSB on May 15, 2000.

2. Reflects the June 30, 1999 audited balance sheet and statement of operations for the year ended June 30, 1999 of MedCom as filed in an Annual Report on Form 10-KSB/A on April 21, 2000

3. Reflects the March 31, 2000 unaudited balance sheet for DCB Actuaries and Consultants s.r.o. included in this Form 8K as converted to US dollars.

4. Reflects the unaudited income statements for DCB Actuaries and Consultants s.r.o. for the nine months ended March 31, 2000 and the year ended June 30, 1999 included in this Form 8K as converted to US dollars.

5. Records the acquisition of DCB for $2,085,648, including estimated acquisition costs totaling approximately $188,000. The acquisition costs include the issuance of 12,881 shares of MedCom's common stock and $34,692 of cash to the individual that served as the broker on the transaction. To finance the acquisition, MedCom issued 494 shares of its series D preferred stock, valued at $494,000, and the balance was paid for with cash.

                  The purchase price was comprised of the following:

Purchase price - preferred stock .........     $  494,000
Purchase price - cash ....................      1,403,848
Direct costs of acquisition - cash .......        135,763
Direct costs of acquisition - common stock         52,037
Excess of liabilities over assets of DCB .        412,480
                                               ----------

  Total acquisition value ................     $2,498,128
                                               ==========

6. To eliminate a short-term loan made by MedCom to DCB.

7. To record amortization of intangible assets acquired over ten years.

8. To record accrued dividends on the series D preferred stock.